Exhibit 10.10

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND

CORPORATE OPPORTUNITIES AGREEMENT

THIS SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is made as of October 23, 2015 by and among Global Defense & National Security Systems, Inc., a Delaware corporation (the “Company”), and Global Integrated Security (USA) Inc., a Delaware corporation (“GIS”), in connection with the Company’s proposed public offering of shares of common stock, par value $0.0001 per share (the “Shares”), pursuant to a registration statement on Form S-1, filed by the Company with the Securities and Exchange Commission (as amended, the “Registration Statement”).

RECITALS

WHEREAS, GIS is an affiliate of the Company’s sponsor; and

WHEREAS, the Company will be attempting to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets involving the Company (a “Business Transaction”); and

WHEREAS, GIS may also be seeking investment opportunities which may be a part of, in connection with or deemed a Business Transaction; and

WHEREAS, the Company, Sponsor and Escrow Agent are party to that certain right of first refusal and corporate opportunities agreement, dated October 23, 2013, as amended and restated on June 21, 2015 (the “Current Agreement”) to clarify any potential Business Transaction and investment opportunities for which each party shall have the right of first refusal;

WHEREAS, the requisite number of stockholders of the Company have approved an amendment to the Company’s amended and restated certificate of incorporation to, among other things, extend the date before which the Company must complete a business combination from October, 2015 (the “Current Termination Date”) to November 24, 2015 (the “Extended Termination Date”); and

WHEREAS, the parties to the Current Agreement desire to amend and restate the Current Agreement to provide, among other things, that any references to the Current Termination Date shall be replaced with the Extended Termination Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Right of First Refusal.

For the term specified in Section 2 of this Agreement and subject to subsections (b), (c) and (d) of this Section 1, GIS hereby grants to the Company a right of first refusal as follows:

(a)         GIS shall not enter into any agreement to purchase or invest in a business in the U.S. defense and national security sectors with an acquisition cost of $40 million or greater without first presenting such suitable opportunity to the Company’s directors, and will not enter into any such agreement until the Company’s directors determine, within the time frame and in the manner specified below, not to pursue such Business Transaction opportunity.

(b)         Notwithstanding anything to the contrary in this Agreement, the Company agrees that any such business entity in which GIS currently invests or with respect to which GIS has initiated any contacts or entered into any discussions or negotiations, formal or informal, regarding their respective acquisition of, or investment in, such business prior to the completion of the Company’s initial public offering, as set forth in the Registration Statement, will not be a potential acquisition target for the Company, unless GIS declines to pursue such respective business opportunity and notifies the Company of the same in writing.

(c)         After review of any potential Business Transaction or investment opportunity, the Company may release the right of first refusal set forth in this Section 1(a) with respect to such Business Transaction or suitable opportunity.  Decisions by the Company to release GIS to pursue such suitable opportunity will be made by a majority of the Company’s directors.

(d)         GIS shall provide written notice to the Company of any such suitable opportunity brought to its attention by its current directors and officers within ten (10) business days of its identification of such suitable opportunity. Any right of first refusal granted shall expire only pursuant to Section 1(c).

2.      Term. This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of: (i) the consummation by the Company of a Business Transaction or (ii) 25 months from the closing of the Company's initial public offering.

3.      Notices. All notices or communications hereunder shall be addressed as follows:

To the Company:

Global Defense & National Security Systems, Inc.

11921 Freedom Drive, Suite 550

Two Fountain Square

Reston, Virginia 20190

Attn:  Dale R. Davis

with copies to (which shall not constitute notice):

Morrison & Foerster LLP

1650 Tysons Blvd., Suite 400

McLean, Virginia 22102

Attn: Lawrence T. Yanowitch, Esq., Lawrence R. Bard, Esq.

If to GIS:

Global Integrated Security (USA), Inc.

1775 Wiehle Avenue, Suite 103

Reston, Virginia 20190

Attn: Mike Roberts

All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class mail or overnight courier service to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

4.      Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

5.      Entire Agreement.  This Agreement, as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof between the Company and GIS.

6.      Waiver.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

7.      Amendment. This Agreement may only be amended by written agreement of the parties hereto.

8.      Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 8 are in addition to the survivorship provisions of any other section of this Agreement.

9.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

10.      Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

11.      Mutual Drafting.  This Agreement is the joint product of the Company and GIS and each provision hereof has been subject to the consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

12.      Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereby (i) agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced first in the U.S. District Court for the Southern District of New York, then to such other federal or state courts located in the State of New York, and irrevocably submits to such jurisdiction in New York, which jurisdiction shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT.

13.      Trust Waiver. Notwithstanding anything herein to the contrary, GIS hereby waives any and all right, title, interest or claim of any kind, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (“Claim”) in or to any distribution from the trust account in which the proceeds of the Company’s initial public offering will be deposited and held for the benefit of the public shareholders (the “Trust Account”) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/ Frederic Cassis
Name: Frederic Cassis
Title: Director and Secretary

GLOBAL INTEGRATED SECURITY (USA) INC.

By:	/s/ Dale R. Davis
Name: Dale R. Davis
Title: Director